Exhibit 10.2

TALIS BIOMEDICAL CORPORATION

2013 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JUNE 27, 2013

APPROVED BY THE STOCKHOLDERS: JUNE 27, 2013

AMENDED BY THE BOARD OF DIRECTORS: JULY 12, 2013

AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 18, 2015

APPROVED BY THE STOCKHOLDERS: FEBRUARY 19, 2015

AMENDED BY THE BOARD OF DIRECTORS: OCTOBER 5, 2017

AMENDED BY THE BOARD OF DIRECTORS: OCTOBER 28, 2019

AMENDED BY THE BOARD OF DIRECTORS: OCTOBER 30, 2020

TERMINATION DATE: JUNE 26, 2023

1. GENERAL.

(a) Eligible Stock Award Recipients. Employees, Directors and Consultants are eligible to receive Stock Awards.

(b) Available Stock Awards. The Plan provides for the grant of the following types of Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, and (vi) Other Stock Awards.

(c) Purpose. The Plan, through the granting of Stock Awards, is intended to help the Company secure and retain the services of eligible award recipients, provides incentives for these persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express terms of the Plan:

(i) To determine (A) who will be granted Stock Awards; (B) when and how each Stock Award will be granted; (C) what type of Stock Award will be granted; (D) the terms of each Stock Award, which need not be identical, including when the Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; (E) the number of shares of Common Stock subject to a Stock Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Stock Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it determines necessary or expedient to make the Plan or Stock Award fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which a Stock Award may be exercised or vest, or at which cash or shares of Common Stock may be issued.

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or a Stock Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Stock Award without the Participant’s written consent except as provided in Section 2(b)(viii).

(vi) To amend the Plan in any respect the Board determines necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code, or to make the Plan or Stock Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Stock Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or a Stock Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Stock Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, without limitation, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Incentive Stock Options.

(viii) To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, without limitation, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Stock Award will not be impaired by any such amendment unless (A) the Company requests the affected Participant’s consent, and (B) the Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights; and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent: (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if the change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Stock Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws.

(ix) Generally, to exercise the powers and to perform the acts the Board determines necessary or expedient to promote the best interests of the Company and that are not in conflict with the terms of the Plan or Stock Awards.

(x) To adopt any procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States; provided, however, that Board approval will not be necessary for immaterial modifications to the Plan or any Stock Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of (1) an Option or SAR, (2) a Restricted Stock Award, (3) a Restricted Stock Unit Award, (4) an Other Stock Award, (5) cash, or (6) other valuable consideration determined by the Board, in its sole discretion, with any substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award, and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to a Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable. Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the terms of the Plan, that the Board or the Committee adopts from time to time. The Committee may, at any time, abolish the subcommittee and revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such rights and options, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the

Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(t).

(e) Effect of the Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 13,821,453 shares (the “Share Reserve”). For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires or otherwise terminates without all of the shares covered by the Stock Award having been issued, or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), the expiration, termination or settlement will not reduce or otherwise offset the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest the shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

(c) Incentive Stock Option Limit. Subject to this Section 3 and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 13,821,453 shares of Common Stock.

(d) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” of the Company (as these terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as this term is defined in Rule 405, unless (i) the stock underlying the Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted in connection with a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that the Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of the Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c) Consultants. A Consultant will not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or sale of the Company’s securities to the Consultant is not exempt under Rule 701 because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that the grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

5. OPTIONS AND STOCK APPRECIATION RIGHTS.

The Board will determine the form and the terms and conditions of each Option or SAR. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon the exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option, or portion of the Option, will be a Nonstatutory Stock Option. The terms of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions of the Plan by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following terms:

(a) Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or a shorter period specified in the Stock Award Agreement.

(b) Exercise Price. Subject to 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value if the Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right in connection with a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Exercise Price for Options. The exercise price of Common Stock acquired upon the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the following methods of payment. The Board will have the authority to grant Options that permit any one or more of the following methods of payment (or to restrict the ability to use any particular method or methods) and to grant Options that require the Company’s consent to use a particular method of payment. The permitted methods of payment are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock, results in the Company’s receipt of cash or check or the receipt of irrevocable instructions to pay the aggregate purchase price to the Company from the sales proceeds;

(iii) delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or another method payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by a reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable after a “net exercise” to the extent that (A) shares issuable upon the exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of the exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or

(vi) in any other form of legal consideration that the Board determines acceptable and specifies in the applicable Stock Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the terms of the Stock Appreciation Right Agreement evidencing the SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under the SAR, and with respect to which the Participant is exercising the SAR on the applicable exercise date, over (B) the strike price. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two, or in any other form of consideration, as the Board determines and describes in the applicable Stock Appreciation Right Agreement.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose limitations on the transferability of Options and SARs as the Board determines. In the absence of a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit a transfer of the Option or SAR in a manner that is permissible under applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, the Option may be deemed to be a Nonstatutory Stock Option as a result of a transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or its designated broker), designate a third party who, on the Participant’s death, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from the exercise. In the absence of a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from the exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that a designation would be inconsistent with applicable law.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Board will determine whether the Option or SAR is subject to other terms and conditions on the time or times when the Stock Award may or may not be exercised, which may be based on the satisfaction of performance goals or other criteria. The vesting terms of individual Options or SARs may vary. This Section 5(f) is subject to any term in an Option or SAR specifying the minimum number of shares of Common Stock as to which the Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise the Stock Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, which period will not be less than 30 days if necessary to comply with applicable law unless the Participant’s termination is for Cause); and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the designated time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three months (which need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Securities Act’s registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (which need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise the Option or SAR as of the date of termination of Continuous Service), but only within the period of time ending on the earlier of (i) the date 12 months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six months if necessary to comply with applicable law), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period, if any, specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise the Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (A) the date 18 months following the date of the Participant’s death (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six months if necessary to comply with applicable laws), and (B) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon the Participant’s termination of Continuous Service and the Participant will be prohibited from exercising the Option or SAR from and after the time of the Participant’s termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant (although the Stock Award may vest prior to that date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if a non-exempt Employee dies or suffers a Disability; (ii) upon a Corporate Transaction in which the Option or SAR is not assumed, continued, or substituted; (iii) upon a Change in Control; or (iv) upon the Participant’s retirement (as that term may be defined in the applicable Stock Award Agreement in another agreement between the Participant and the Company or an Affiliate, or, if no definition exists, in accordance with the Company’s then-current employment policies and guidelines), the vested portion of any Option and SAR held by the Employee may be exercised earlier than six months following the date of grant. This Section 5(l) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under an Option or SAR will be exempt from the employee’s regular rate of pay. To the extent permitted or required for compliance with the Worker Economic Opportunity Act, to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, this Section 5(l) will apply to all Stock Awards and is incorporated by reference into the applicable Stock Award Agreements.

(m) Early Exercise of Options. An Option may, but need not, include a term that allows the Optionholder to elect, at any time before the Optionholder’s Continuous Service terminates, to exercise the Option as to all or any part of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 8(m), any unvested shares of Common Stock so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines appropriate. Provided that the “Repurchase Limitation” in Section 8(m) is not violated, the Company’s repurchase right will extend, and the Company will not otherwise be required to exercise its repurchase right, until at least six months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following the Participant’s exercise of the Option, unless the Board otherwise provides in the Option Agreement.

(n) Right of Repurchase. Subject to the “Repurchase Limitation” in Section 8(m), the Option or SAR may include a term whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Participant pursuant to the exercise of the Option or SAR.

(o) Right of First Refusal. Subject to the “Repurchase Limitation” in Section 8(m), the Option or SAR may include a term whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option or SAR. Except as otherwise provided in this Section 5(o) or in the applicable Stock Award Agreement, a right of first refusal will comply with the Company’s bylaws.

6. STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. The Board will determine the form and terms and conditions of each Restricted Stock Agreement. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in the form and manner the Board determines. The terms and conditions of Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical. Each Restricted Stock Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following terms:

(i) Consideration. A Restricted Stock Award may be granted in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past services to the Company or an Affiliate; or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Subject to the “Repurchase Limitation” in Section 8(m), shares of Common Stock granted under the Restricted Stock Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive, through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Agreement.

(iv) Transferability. Shares of Common Stock granted to a Participant under a Restricted Stock Agreement will be transferable by the Participant only upon the terms and conditions as the Board will determine, in its sole discretion, and describes in the Restricted Stock Agreement, so long as the shares of Common Stock granted under the Restricted Stock Agreement remain subject to the terms of the Restricted Stock Agreement.

(v) Dividends. A Restricted Stock Agreement may provide that any dividends paid on shares of Common Stock granted under a Restricted Stock Award will be subject to the same vesting and forfeiture restrictions as apply to the shares of Common Stock subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. The Board will determine the form and terms and conditions of each Restricted Stock Unit Agreement. The terms and conditions of Restricted Stock Unit Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Agreements need not be identical. Each Restricted Stock Unit Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following terms:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock underlying the Restricted Stock Unit Award. The consideration to be paid, if any, by the Participant for each share of Common Stock underlying a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its discretion and permissible under applicable law.

(ii) Vesting. The Board, in its discretion, may impose restrictions on or conditions to the vesting of a Restricted Stock Unit Award at the time the Board grants the Restricted Stock Unit Award.

(iii) Payment. The Company may settle a Restricted Stock Unit Award by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration the Board determines and describes in the Restricted Stock Unit Agreement.

(iv) Additional Restrictions. The Board, in its discretion, may impose restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent or other property) subject to a Restricted Stock Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock underlying a Restricted Stock Unit Award, as the Board determines and describes in the applicable Restricted Stock Unit Agreement. At the sole discretion of the Board, the dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in a manner determined by the Board. Any additional shares of Common Stock credited by reason of the dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Agreement, the Participant will forfeit any portion of the Restricted Stock Unit Award that has not vested upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code will contain terms so that the Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. The Board will determine any restrictions and describe the restrictions in the Restricted Stock Unit Agreement evidencing the Restricted Stock Unit Award. For example, the restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the appreciation in value of the Common Stock (e.g., options or stock appreciation rights with an exercise or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to other Stock Awards granted under Section 5 and this Section 6. Subject to the terms of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to Other Stock Awards, and all other terms and conditions of Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any regulatory commission or agency the authority that counsel for the Company determines necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of Stock Awards unless and until such authority is obtained. A Participant will not be eligible to receive a grant of a Stock Award or be issued cash or shares of Common Stock pursuant to the Stock Award if the grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise the Participant as to the time or manner of exercising any Stock Award. Further, the Company will have no duty or obligation to warn or otherwise advise the Participant of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to any Participant.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant will be deemed completed as of the date of the corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement as a result of a clerical error in the papering of the Stock Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Stock Award Agreement.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) the Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be.

(e) Change in Time Commitment. If a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Stock Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares subject to any portion of the Stock Award that is scheduled to vest or become payable after the date of the Participant’s change in time commitment, and (ii) in lieu of or in combination with a reduction, extend the vesting or payment schedule applicable to the Stock Award. In the event of any reduction or modification of the vesting or payment schedule, the Participant will have no right with respect to any portion of the Stock Award that is reduced or modified.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or another limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions of the Options that exceed the limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary term of the applicable Option Agreement.

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to the requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, counsel for the Company determines that the requirement need not be met in the particular circumstances under then applicable securities laws. The Company may, upon advice of Company counsel, place legends on stock certificates issued under the Plan as Company counsel determines necessary or appropriate to comply with applicable securities laws, including, without limitations, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation the Company paid to the Participant) or by a combination of the following means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that the Company may not withhold shares of Common Stock with a value exceeding the minimum amount of tax required to be withheld by law (or any lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by any other method as may be described in the Stock Award Agreement.

(i) Electronic Delivery. Any reference in the Plan to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium that the Company controls and to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash upon the exercise, vesting or settlement of all or a portion of a Stock Award may be deferred and may establish programs and procedures for Participants to make deferral elections. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments (including lump sum payments) following the Participant’s termination of Continuous Service, and implement any other terms and conditions consistent with the terms of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. To the extent that the Board determines that any Stock Award is subject to Section 409A of the Code, the Stock Award Agreement evidencing the Stock Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements will be interpreted in accordance with Section 409A of the Code.

(l) Compliance with the Exemption Provided by Rule 12h-1(f). If at the end of the Company’s most recently completed fiscal year: (i) the aggregate of the number of persons who hold outstanding compensatory employee stock options to purchase shares of Common Stock granted under the Plan or otherwise (these persons, the “Holders of Options”) equals or exceeds 500, and (ii) the Company’s assets exceed $10 million, then the following restrictions will apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act: (A) the Options and, prior to exercise, the shares of Common Stock to be issued on exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f) promulgated under the Exchange Act (“Rule 12h-1(f)”), except: (1) as permitted by Rule 701(c) promulgated under the Securities Act, (2) to a guardian upon the disability of the Holder of Options, or (3) to an executor upon the death of the Holder of Options (collectively, the “Permitted Transferees”); provided, however, that the following transfers are permitted: (i) transfers by the Holders of Options to the Company; and (ii) transfers in connection with a change in control or other acquisition involving the Company, if following the transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted Transferees may not further transfer the Options; (B) except as otherwise provided in (A) above, the Options and shares of Common Stock issuable on exercise of the Options are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the Holders of Options prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company will deliver to the Holders of Options (whether by physical or electronic delivery or written notice of the availability of the information on an internet or intranet site) the information required by Rule 701(e)(3), 701(e)(4), and 701(e)(5) promulgated under the Securities Act every 6 months, including financial statements that are not more than 180 days old; provided, however, that the Company may condition the delivery of the information upon the Holder of Options’ agreement to maintain its confidentiality.

(m) Repurchase Limitation. The terms of any repurchase right will be specified in the Stock Award Agreement. The repurchase price for vested shares of Common Stock will be the Fair Market Value of the shares of Common Stock on the date of repurchase. The repurchase price for unvested shares of Common Stock will be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. However, the Company will not exercise its repurchase right until at least six months (or such longer or shorter period of time necessary to avoid classification of the Stock Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Stock Award, unless the Board specifically provides otherwise.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the Plan under Section 3(a), (ii) the classes and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options under Section 3(c), and (iii) the classes and number of securities and price per share of Common Stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of the dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase right or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the Participant is providing Continuous Service,.

(c) Corporate Transaction. The following terms will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless the Board expressly provides otherwise at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other term of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, without limitation, an award to acquire the same consideration paid to the stockholders of the Company in connection with the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of the Corporate Transaction as the Board determines, with the Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require the Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for the cash consideration, if any, as the Board, in its sole discretion, determines appropriate; and

(vi) make a payment, in the form determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by the Participant in connection with any exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this 9(c)(vi) may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions of Stock Awards or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for the Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such a provision, no such acceleration will occur.

10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the tenth anniversary of the earlier of (i) the date the Board adopts the Plan, or (ii) the date the stockholders of the Company approve the Plan. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the effected Participant or as otherwise permitted in the Plan.

11. EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12. CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as these terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d) “Cause” will have the meaning ascribed to the term in any written agreement between the Participant and the Company or an Affiliate defining the term and, in the absence of such an agreement, the term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the

Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing definition or any other term of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to the agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(f) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g) “Committee” means a committee of one or more Directors to whom the Board has delegated authority in accordance with Section 2(c).

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means SlipChip Corporation, a Delaware corporation.

(j) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for those services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for those services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, the Participant’s Continuous Service will be considered to have terminated on the date the Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(l) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Director” means a member of the Board.

(n) “Disability” means, with respect to a Participant, the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of any medical evidence the Board determines warranted under the circumstances.

(o) “Effective Date” means the effective date of this Plan, which is the earlier of (i) the date the Company’s stockholders fir approve the Plan, and (ii) the date the Board adopts the Plan.

(p) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(q) “Entity” means a corporation, partnership, limited liability company or other entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company; (iii) an underwriter temporarily holding securities pursuant to an offering of the securities; (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(u) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(v) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(w) “Officer” means any person the Company designates as an officer.

(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted under the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option. Each Option Agreement will be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, any other person who holds an outstanding Option.

(aa) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(bb) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(cc) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if the person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to the securities.

(dd) “Participant” means a person to whom a Stock Award is granted under the Plan or, if applicable, any other person who holds an outstanding Stock Award.

(ee) “Plan” means this SlipChip Corporation 2013 Equity Incentive Plan.

(ff) “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(a).

(gg) “Restricted Stock Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award. Each Restricted Stock Agreement will be subject to the terms and conditions of the Plan.

(hh) “Restricted Stock Unit Award” means a right to receive shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(b).

(ii) “Restricted Stock Unit Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award. Each Restricted Stock Unit Agreement will be subject to the terms and conditions of the Plan.

(jj) “Rule 405” means Rule 405 promulgated under the Securities Act.

(kk) “Rule 701” means Rule 701 promulgated under the Securities Act.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(nn) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(oo) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right or any Other Stock Award.

(pp) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(qq) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company; and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% .

(rr) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

SLIPCHIP CORPORATION

2013 EQUITY INCENTIVE PLAN

OPTION GRANT NOTICE

SlipChip Corporation (the “Company”), pursuant to its 2013 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of Common Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions set forth in this Option Grant Notice (“Notice”), in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached to this Notice and incorporated into this Notice in their entirety. Capitalized terms not explicitly defined in this Notice but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this Notice and the Plan, the terms of the Plan will control.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:          ☐ Incentive Stock Option1                 ☐ Nonstatutory Stock Option

Exercise Schedule:    ☐ Same as Vesting Schedule             ☐ Early Exercise Permitted

Vesting Schedule:	[The Option will vest with respect to 12.5% of the shares subject to the Option on each of the first, second and third anniversaries of the Grant Date, 25% of the shares subject to the Option on the fourth anniversary of the Grant Date and 37.5% of the shares subject to the Option on the fifth anniversary of the Grant Date, in each case subject to Optionholder’s Continuous Service as of each such date. Notwithstanding the foregoing, in the event of a Change in Control that occurs prior to the fifth anniversary of the Grant Date, all shares subject to the Option not then vested shall become fully vested immediately prior to the Change in Control, subject to the Optionholder’s Continuous Service through the effective date of the Change in Control.]

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash, check, bank draft or money order payable to the Company
☒ Pursuant to a Regulation T Program if the shares are publicly traded
☒ By delivery of already-owned shares if the shares are publicly traded
☐ If and only to the extent this option is a Nonstatutory Stock Option, by a “net exercise” arrangement

Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the Option and supersede all prior oral and written agreements, promises and representations on that subject with the exception of (i) options previously granted and delivered to Optionholder, and (ii) the following agreements only.

OTHER AGREEMENTS:

[1]

If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

SLIPCHIP CORPORATION:	OPTIONHOLDER:

By:
Signature	Signature

Title:	Date:

Date:

ATTACHMENTS: Option Agreement, 2013 Equity Incentive Plan and Notice of Exercise

SLIPCHIP CORPORATION

2013 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Option Agreement, SlipChip Corporation (the “Company”) has granted you an option under its 2013 Equity Incentive Plan (the “Plan”) to purchase the number of shares of Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. VESTING. Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to the six-month anniversary in the case of (i) your death or Disability; (ii) a Corporate Transaction in which your option is not assumed, continued, or substituted; (iii) a Change in Control; or (iv) the termination of your Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the terms of your option, you may elect at any time that is both (i) during the period of your Continuous Service, and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:

a. a partial exercise of your option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

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b. any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

c. you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

d. if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, your options or portions thereof that exceed the limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

5. METHOD OF PAYMENT. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

a. Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise,” “same day sale,” or “sell to cover.”

b. Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of the shares of Common Stock in a form the Company approves. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

c. If this option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, or (iii) are withheld to satisfy your tax withholding obligations.

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6. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

7. SECURITIES LAW COMPLIANCE. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that the exercise would not be in material compliance with applicable laws and regulations.

8. TERM. You may not exercise your option before the Date of Grant or after the expiration of its term. The term of your option expires, subject to the terms of Section 5(h) of the Plan, upon the earliest of the following:

a. immediately upon the termination of your Continuous Service for Cause;

b. three months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d)); provided, however, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of the termination of your Continuous Service, your option will not expire until the earlier of (A) the later of (1) the date that is seven months after the Date of Grant, and (2) the date that is three months after the termination of your Continuous Service, and (B) the Expiration Date set forth in your Grant Notice;

c. twelve months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d));

d. eighteen months after your death if you die either (i) during your Continuous Service, (ii) within three months after the termination of your Continuous Service for any reason other than Cause or your Disability, or (iii) within twelve months after the termination of your Continuous Service for your Disability;

e. the Expiration Date indicated in your Grant Notice; or

f. the day before the tenth anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three months before the date you exercise your option, you must be an employee of the Company or an Affiliate, except in the event of your death or your permanent and total Disability. The Company has provided for extended exercisability of your option under some circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three months after the date your employment with the Company or an Affiliate terminates.

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9. EXERCISE.

a. You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing the other documents and procedures designated by the Company for exercise, and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with any additional documents as the Company may then require.

b. You agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

c. If your option is an Incentive Stock Option, by exercising your option, you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two years after the Date of Grant or within one year after the shares of Common Stock are transferred upon exercise of your option.

d. By exercising your option, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or any longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this Section 9(d) will prevent the exercise of any repurchase option in favor of the Company during the Lock-Up Period. You further agree to execute and deliver the other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing covenant or that are necessary to give further effect to the foregoing covenant. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of the Lock-Up Period. You also agree that any transferee of any shares of Common Stock or other securities of the Company held by you will be bound by this Section 9(d). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and will have the right, power and authority to enforce the terms of this Section 9(d) as though they were a party to this Option Agreement.

e. As a condition to your exercise of your option and to the Company’s issuance and delivery of the shares of Common Stock issuable upon such exercise, the Company may require that you execute certain customary agreements entered into with the holders of capital stock of the Company, such as a right of first refusal and co-sale agreement, stockholders’ agreement and a voting agreement.

4.

10. TRANSFERABILITY OF OPTION. Except as otherwise provided in this Section 10, your option is not transferable except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

a. Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

b. Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this option is an Incentive Stock Option, this option may be deemed to be a Nonstatutory Stock Option as a result of the transfer.

c. Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, after your death, will be entitled to exercise the option and receive the Common Stock or other consideration resulting from the exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise the option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11. Limitations on Transfer of Shares. In addition to any other limitation on transfer created by applicable securities laws, you will not Transfer (as defined in Section 11(c) below) the shares of Common Stock that you acquire upon exercise of your option (the “Shares”) or any interest in the Shares except in compliance with this Section 11 and applicable securities laws.

a. Restrictions on Transfers of Shares. Subject to Section 11(b) below, you will not Transfer the Shares or any interest in the Shares now or hereafter held by you, without the prior written consent of the Company, upon duly authorized action of the Board. In the event such consent is given, the transferee, assignee, or other recipient will receive and hold the Shares subject to the provisions of this Option Agreement (including this Section 11(a)), and there will be no further Transfer of such Shares or any interest in the Shares except in accordance with this Option Agreement. Without in any way limiting the basis on which the Company elects not to consent to a Transfer, you acknowledge that the Company does not at any time intend to consent to any requested Transfer of the Shares (i) to individuals, companies or any other form of entity identified by the Company as a potential competitor or considered by the Company to

5.

be unfriendly, or to non-U.S. individuals, companies or other entities; (ii) if such Transfer increases the risk of the Company having a class of security held of record by either two thousand (2,000) or more persons or 500 or more persons who are not accredited investors, as described in Section 12(g) of the Exchange Act, and Rule 12g5-1 promulgated thereunder, or otherwise requiring the Company to register any class of securities under the Exchange Act; (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such Shares or the issuance of any other securities; (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer represents a Transfer of less than all of the Shares then held by you and your affiliates or is to be made to more than a single transferee.

b. Right of First Refusal. If the Company consents to a Transfer of Shares as described in Section 11(a), any such Transfer is still subject to a right of first refusal as described in this Section 11(b). Specifically, you may not Transfer the Shares or any interest in the Shares, whether voluntarily or by operation of law, or by gift or otherwise, except by a Transfer that meets the following requirements:

1) Notice of Proposed Transfer. If you desire to Transfer any of the Shares, then you must first give written notice thereof to the Company. The notice will specify the identity of the proposed transferee, the cash price offered for the Shares by the proposed transferee (or, if the proposed Transfer is one in which you will not receive cash, such as an involuntary transfer, gift, donation or pledge, the notice will state that no purchase price is being proposed) and the other terms and conditions of the proposed Transfer.

2) Exercise of Right of First Refusal. For thirty (30) days following receipt of such notice, the Company will have the option to purchase any or all of the Shares specified in the notice at the purchase price and upon the terms set forth in this Section 11(b). If the proposed Transfer is one involving no payment of a purchase price, the purchase price will be the Fair Market Value of the Shares subject to the proposed Transfer as determined in good faith by the Board in its discretion. In the event the Company elects to purchase any or all of the Shares, it will give written notice to you of its election and settlement for said Shares, as provided in Section 11(b)(iv) below.

3) Assignment. The Company may assign its rights under this Section 11(b).

4) Payment. In the event the Company and/or its assignee(s) elect to acquire any of the Shares as specified in the notice, the Company’s Secretary will so notify you and settlement thereof will be made in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the notice or in the manner and at the times set forth in the notice. The price at which the Company may purchase the Shares specified in the notice will be the cash price offered for the Shares by the proposed transferee (as set forth in the notice required by Section 11(b)(i))[, or the Fair Market Value as determined by the Board in the event no purchase price is involved]. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts other than the cash price offered (or the Fair Market Value, if applicable).

6.

5) Right to Transfer. In the event (x) the Company and/or its assignees(s) do not elect to acquire all of the Shares specified in your notice pursuant to this Section 11(b) and (y) the Transfer complies with Section 11(a), you may, within the sixty (60) day period following the expiration or waiver of the option rights granted to the Company and/or its assignees(s) herein, Transfer the Shares specified in your notice that were not acquired by the Company and/or its assignees(s) as specified in your notice. In the case of any Transfer, the transferee, assignee, or other recipient will receive and hold the Shares subject to the provisions of this Option Agreement, and there will be no further Transfer of such Shares except in accordance with this Option Agreement.

6) Termination of Rights. The foregoing right of first refusal and the requirement set forth in Section 11(a) to obtain the Company’s consent prior to any Transfer will terminate upon the date securities of the Company are first offered to the public pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission under the Securities Act (the “Listing Date”).

c. Any attempted Transfer in violation of this Section 11 will be void and of no legal force and, at the Company’s discretion, will result in your forfeiture of your Shares. For purposes of this Option Agreement, the term “Transfer” will include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any Shares and any interest in any Shares.

d. Legends. All certificates representing the Shares will have endorsed thereon legends in substantially the following forms (in addition to any other legends required by applicable state and federal corporation and securities law and which may be required by any other agreements between the parties hereto):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE.

7.

ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES REPRESENTED BY THIS CERTIFICATE IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST AND TRANSFER RESTRICTIONS SET FORTH IN THE COMPANY’S BYLAWS, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

e. Stop-Transfer Notices. You agree that, in order to ensure compliance with the restrictions referred to in this Option Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

f. Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that will have been transferred in violation of any of the provisions set forth in this Option Agreement or (ii) to treat as owner of such Shares or to afford the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred.

g. Exceptions for Certain Transfers. Notwithstanding anything to the contrary in this Option Agreement, the restrictions on transfer in this Section 11 will not apply to:

1) any Transfer of Shares held either during your lifetime or on death by will or intestacy to your Immediate Family or to any custodian or trustee for the account of you or your Immediate Family (“Immediate Family,” as used herein, will mean your spouse, lineal descendant, father, mother, brother, or sister); or

2) any Transfer to the Company or to a person who, at the time of such Transfer is an officer, director or stockholder of the Company.

In any such case, the transferee, assignee or other recipient will receive and hold such Shares subject to the provisions of this Option Agreement, and there will be no further Transfer of such Shares except in accordance with this Option Agreement.

h. The provisions of this Section 11 will be in addition to any right of first refusal in favor of the Company or its assignees that may be contained in the Company’s bylaws or in any other agreement between you and the Company. The Shares will be subject first to any such right of first refusal described in the Company’s bylaws or in any other agreement between you and the Company, and then to the provisions of this Section 11 to the extent there is no right of first refusal described in the Company’s bylaws or such other agreements.2

12. RIGHT OF REPURCHASE.

a. The Shares are subject to any right of repurchase described below. The Company’s right of repurchase will expire on the Listing Date.

[2]

NTD: Consider whether the right of first refusal will first default to any right of first refusal described in the company’s bylaws or in any other agreement between the company and the optionee, such as a stockholders’ agreement.

8.

b. The Company may elect (but is not obligated) to repurchase all or any part of the Shares (the Company’s “Repurchase Right”). If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the Shares, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the Shares will be immediately subject to the Company’s Repurchase Right with the same force and effect as the Shares subject to the Company’s Repurchase Right immediately before such event.

c. The Company’s Repurchase Right will be exercisable only within the 90 day period following a Repurchase Event (or a longer period as may be required to avoid classification of the option as a liability for financial accounting purposes), or a longer period agreed to by the Company and you (the “Repurchase Period”). Each of the following events will constitute a “Repurchase Event”:

1) Termination of your Continuous Service for any reason or no reason, with or without Cause, including death or Disability, in which event the Repurchase Period will start on the date of termination of your Continuous Service (or in the case of a post-termination exercise of your option, the date of the exercise).

2) You, your legal representative, or other holder of shares of Common Stock acquired upon exercise of your option attempts to Transfer any of the shares without compliance with the right of first refusal contained in Section 11, in which event the Repurchase Period will start on the date the Company receives actual notice of the attempted Transfer.

3) The receivership, bankruptcy, or other creditor’s proceeding regarding you or the taking of any of the Shares by legal process, such as a levy of execution, in which event the Repurchase Period will commence on the date the Company receives actual notice of the commencement of pendency of the receivership, bankruptcy or other creditor’s proceeding or the date of such taking, as the case may be, and the Fair Market Value of the Shares will be determined as of the last day of the month preceding the month in which the proceeding involved commenced or the taking occurred.

d. The Company will exercise its Repurchase Right only for cash or cancellation of purchase money indebtedness for the Shares and will give you written notice (by registered or certified mail) accompanied by payment for the Shares within ninety (90) calendar days after the Repurchase Event or, if later, ninety (90) calendar days after a proper purchase of Shares following the Repurchase Event (i.e., upon exercise of the option), including after any extension of the Repurchase Period for financial accounting purposes.

e. Upon the termination of your Continuous Service for Cause, the repurchase price will be equal to the lesser of (i) the Shares’ Fair Market Value on the date of repurchase, and (ii) the exercise price you paid to receive such Shares. The repurchase price upon any other Repurchase Event will be equal to the Shares’ Fair Market Value on the date of repurchase.

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f. To ensure that the Shares subject to the Repurchase Right will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the Shares with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Repurchase Right, the agent will deliver to you the shares of Common Stock and any other property no longer subject to the restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Repurchase Right, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the shares, the escrow agent will deliver the Shares that the Company has purchased to the Company and will deliver the payment received from the Company to you.

13. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14. WITHHOLDING OBLIGATIONS.

a. At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

b. If this option is a Nonstatutory Stock Option, then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence will not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of the tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of the election, shares of Common Stock will be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure will be your sole responsibility.

10.

c. You may not exercise your option unless the tax withholding obligations of the Company and any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

15. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

16. NOTICES. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

17. GOVERNING PLAN DOCUMENT. Your option is subject to all the terms of the Plan, which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control.

11.

Attachment

SlipChip Corporation

2013 Equity Incentive Plan

[Attach a copy of the Plan when distributing to Optionholders]

SlipChip Corporation

2013 Equity Incentive Plan

Notice of Exercise

SLIPCHIP CORPORATION [ADDRESS] [Address]	Date of Exercise: _______________

This constitutes notice to SlipChip Corporation (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Type of option (check one):		Incentive ☐		Nonstatutory ☐

Option dated:

Number of Shares asto which the option is exercised:

Total exercise price:	$	______________	$	______________

Cash payment delivered herewith:	$	______________	$	______________

Value of ________ Shares delivered herewith[3]:	$	______________	$	______________

Regulation T Program (cashless exercise3):	$	______________	$	______________

By this exercise, I agree (i) to provide any additional documents as the Company may require under the terms of the SlipChip Corporation 2013 Equity Incentive Plan and the applicable Stock Option Grant Notice and Option Agreement, (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s or any Affiliate’s withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify the Company in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of the option that occurs within two years after the date of grant of the option or within one year after the Shares are issued upon exercise of the option.

[1]

Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

[2]	Shares must meet the public trading requirements set forth in the option.

1.

I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the terms of the option will have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, bylaws, and applicable securities laws.

I further agree that, if required by the Company or a representative of the underwriters in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of the Company’s Common Stock or other securities of the Company for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (the “Lock-Up Period”). I further agree to execute and deliver the other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing covenant or that are necessary to give further effect to the foregoing covenant. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the Lock-Up Period.

Very truly yours,

2.